BYLAWS

                                       OF

                                 PROTALEX, INC.

                            A New Mexico Corporation


                                   ARTICLE I.
                                CORPORATE OFFICE

     The principal office of the corporation in the State of New Mexico shall be located in the City of Albuquerque, County of Bernalillo. The corporation may have such other offices, either within or without the State of New Mexico, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     The registered office of the corporation required by the New Mexico Business Corporation Act to be maintained in the State of New Mexico may be, but need not be, identical with the principal place of business in the State of New Mexico, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                             SHAREHOLDERS' MEETINGS

     SECTION 1. Annual Meeting. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before it shall be held at the registered office of the corporation or at such other place within or without the State of New Mexico as shall be set forth in the notice of meeting. The meeting shall be held on the Fourth Tuesday in the month of October each year, or at such other time as shall be fixed by the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors is not held on the day designated herein for any annual meeting, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

     SECTION 2. Special Meetings. Special meetings of shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, the Chairperson of the Board of Directors, if a Chairperson is elected, or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth (l/l0th) of all the outstanding shares entitled to vote at such special meeting.

     Special meetings shall be held at the registered office of the corporation or at such place within or without the State of New Mexico as shall be set forth in the notice of meeting.

     SECTION 3. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Attendance of a shareholder in person or by proxy at a meeting constitutes a waiver of notice of the meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because a meeting is not lawfully called or convened. A waiver of notice signed by all shareholders entitled to vote at the meeting may designate any time or place, either within or without the State of New Mexico, as the time and place for the holding of such meeting.

     SECTION 4. Meeting of all Shareholders. If all of the shareholders entitled to vote shall meet at a time and place, either within or without the State of New Mexico, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

     SECTION 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed fifty (50) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of, or to vote at a meeting of the shareholders, the books shall be closed for at least ten (10) days immediately preceding the meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, the date to be not more than fifty (50) days, and in case of a meeting of shareholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

     SECTION 6. Voting List. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each, which list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine the lists or transfer books or vote at any meeting of shareholders. Failure to comply with the requirements of this section does not affect the validity of any action taken at the meeting. An officer or agent having charge of the stock transfer books who fails to prepare the list of shareholders, or keep it on file for a period of ten (10) days, or produce and keep it open for inspection at the meeting, as provided in this section is liable to any shareholder suffering damage on account of the failure, to the extent of the damage.

     SECTION 7. Quorum of Shareholders. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. A quorum, once attained at a meeting, shall be deemed to continue until adjournment notwithstanding the voluntary withdrawal of enough shares to leave less than a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless a vote of a greater number is required by law or by the Articles of Incorporation. If less than a majority of the outstanding shares are represented at a meeting, and therefore a quorum is not present, a majority of the shares so represented shall have the power to adjourn the meeting from time to time, without further notice, until a quorum shall be present or represented. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy, which proxy must be written, dated and executed by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven
(11) months from the date of its execution, unless otherwise specifically provided in the proxy. Any shareholder giving a proxy has the power to revoke it by giving notice to the corporation in writing or in open meeting before any vote is taken.

     SECTION 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided in the Articles of Incorporation.

         SECTION 10.  Voting of Shares by Certain Holders.

     A. Neither treasury shares, nor shares held by another corporation, domestic or foreign, if a majority of the shares entitled to vote for the election of directors of the other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     B. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy as the Bylaws of the other corporation may prescribe, or, in the absence of such provision, as the Board of Directors of the other corporation may determine.

     C. Shares held by a personal representative, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of the shares into his name. Shares standing in the name of a trustee, or a custodian for a minor, may be voted by the trustee or custodian, either in person or by proxy, but only after a transfer of the shares into the name of the trustee or custodian.

     D. Shares standing in the name of a receiver or bankruptcy trustee may be voted by the receiver or bankruptcy trustee, and shares held by or under the control of a receiver or bankruptcy trustee may be voted by him without the transfer thereof into his name if authority to do so is contained in an appropriate order of the Court by which the receiver or bankruptcy trustee was appointed.

     E. A shareholder whose shares are pledged may vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee may vote the shares so transferred.

     F. Shares standing in the name of a partnership may be voted by any partner, and shares standing in the name of a limited partnership may be voted by any general partner.


     G. Shares standing in the name of a person as life tenant may be voted by him, either in person or by proxy.

     H. Shares standing in the name of joint tenants may be voted by any tenant, either in person or by proxy.

     I. From the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem the shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefore, the shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

     SECTION 11. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, and a vote of the shareholders may be dispensed with, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the corporate action being taken. Such consent shall have the same effect as a unanimous vote of the shareholders.

                                  ARTICLE III.
                                    DIRECTORS

     SECTION 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

     SECTION 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be no less than five (5) nor more than seven (7). The number of directors may be increased or decreased, but no decrease shall have the effect of shortening the term of any incumbent director. The term of office of each director shall be until the next annual meeting of shareholders, and each director shall hold office for the term for which he is elected and until his successor has been elected and qualified. Directors need not be residents of the State of New Mexico or shareholders of the corporation unless otherwise required by the Articles of Incorporation.

     SECTION 3. Duties and Powers. The Board of Directors shall have control and management of the business and affairs of the corporation. The directors shall in all cases act as a Board, regularly convened, and in the transaction of business the act of a majority present at a meeting except as otherwise provided by law shall be the act of the Board provided a quorum is present. The directors may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper, not inconsistent with law or these bylaws.

     SECTION 4. Regular Meetings. A regular meeting of the Board of Directors, for the purpose of electing or appointing officers and for the transaction of any business which may come before the meeting, shall be held without other notice than that required by these Bylaws, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of New Mexico, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President at any time. The President or the Secretary must, upon a written request of any director, call a special meeting to be held not more than seven (7) days after the receipt of such request. The President may fix any place, either within or without the State of New Mexico, as a place for holding any special meeting of the Board of Directors.

     SECTION 6. Notice. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each director at his last known post office address, or sent by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 7. Quorum. A majority of the number of directors duly elected shall constitute a quorum for the transaction of business at any regular or special meeting. A quorum, once attained at a meeting, shall be deemed to continue until adjournment notwithstanding a voluntary withdrawal of enough directors to leave less than a quorum. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by the Articles of Incorporation. Interested directors shall be counted for quorum purposes. If less than a majority of the directors are present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without further notice, until a quorum shall be present.

     SECTION 8. Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 9. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or a special meeting of Directors called for that purpose for a term of office continuing only until the next annual meeting of the Directors.

     SECTION 10. Removal of Directors. At a shareholders' meeting called expressly for that purpose, one (1) or more directors, or the entire Board of Directors, may be removed, with or without cause, by a vote of the holders of a majority of the shares present or represented and entitled to vote at an election of directors.

     SECTION 11. Compensation. Directors as such shall not receive any stated salaries for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at any regular or special meeting of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

     SECTION 12. Resignation. Any director may resign his office at any time. Such resignation shall be made in writing and shall take effect immediately without acceptance.

     SECTION 13. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors may designate from among its members an executive committee and one (1) or more other committees each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the Bylaws of the corporation. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

     SECTION 14. Attendance. At any meeting of the Board of Directors, regular or special, or of any committee designated thereby, the attendance of a director at such a meeting constitutes a waiver of notice of the meeting, except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise restricted by the Articles of Incorporation, members of the Board of Directors or any committee designated thereby may participate in a meeting of the board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute attendance and presence as if the director was in person at the meeting.

     SECTION 15. Consents. Any action required by the Business Corporation Act to be taken at a meeting of the directors of the corporation, or any action which may be taken at a meeting of the directors or a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Consent may be provided by facsimile or e-mail. The consent shall have the same effect as a unanimous vote.

                                   ARTICLE IV.
                                    OFFICERS

     SECTION 1. Officers and Qualifications. The officers of this corporation shall consist of a President, one (1) or more Vice Presidents (the number thereof to be determined by the Board of Directors from time to time), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at the time and in the manner prescribed by these Bylaws. Other officers and assistant officers and agents deemed necessary may be elected or appointed by the Board of Directors or chosen in the manner prescribed by these Bylaws. Any two (2) or more offices may be held by the same person. All officers and agents of the corporation, as between themselves and the corporation, shall have the authority and perform the duties in the management of the corporation as provided in these Bylaws or as determined by resolution of the Board of Directors not inconsistent with these Bylaws.

     SECTION 2. Election and Term. All officers of the corporation shall be elected annually by the Board of Directors at its regular meeting held immediately after the annual meeting of shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor has been duly elected and qualified, or until a vacancy occurs as hereinafter set forth.

     SECTION 3. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. Vacancies may be filled, or offices created and filled, at any meeting of the Board of Directors.

     SECTION 4. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

     SECTION 5. Duties of Officers. The duties and powers of the officers of the corporation shall be as follows and shall hereafter be set by resolution of the Board of Directors:

                      Chairperson of the Board of Directors

     The Board of Directors shall have the right and power to elect a chairperson from among the members of the Board of Directors. If a chairperson of the Board of Directors is elected, the chairperson shall preside at all meetings of the Board of Directors in place of the President of the corporation, and the chairperson may also cast a vote on all questions


                                    President

     A. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the corporation.

     B. The President shall preside at all meetings of the shareholders and shall preside at all meetings of the directors unless a chairperson of the Board of Directors is elected, in which case the President shall preside only in the absence of the chairperson of the Board of Directors.

          C. The President shall present at each annual meeting of the shareholders and directors a report of the condition of the business of the corporation.

     D. The President shall cause to be called regular and special meetings of the shareholders and directors in accordance with the requirements of the statute and these Bylaws.

     E. The President shall appoint, discharge and fix the compensation of all employees and agents of the corporation other than the duly elected officers, subject to the approval of the Board of Directors.

     F. The President, with the Secretary or any other proper officer of the corporation as required and duly authorized by the Board of Directors, shall sign and execute all contracts in the name of the corporation, all certificates for shares of the corporation, and all deeds, mortgages, bonds, contracts, notes, drafts, or other orders for the payment of money, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed.

     G.  The  President  shall  cause  all  books,  reports,   statements,   and
certificates to be properly kept and filed as required by law.

     H. The President shall enforce these Bylaws and perform all the duties incident to the office or which are required by law, and, generally, perform such other duties as may be prescribed by the Board of Directors from time to time.

                                 Vice President

     The Vice President shall perform such duties as from time to time may be assigned to him by the President or by the Board of Directors. In the absence of the President or in the event of the President's inability of refusal to act, the Vice President (or if there are more than one (1) Vice President, the Vice Presidents in order designated at the time of election, or in the absence of designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers and be subject to all the responsibilities of the office of President and shall perform such duties and functions as the Board of Directors may prescribe. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation.

                                                      Secretary

     A. The Secretary shall keep the minutes of the meetings of the Board of Directors and of the shareholders in the appropriate books.

     B. The Secretary shall see to it that all notices are duly given in accordance with the provisions of these Bylaws or as required by law.

     C. The Secretary shall be the custodian of the records and seal of the corporation and shall affix the seal to the certificates representing shares and other corporate papers and documents when required and duly authorized.

     D. The Secretary shall keep at the principal office of the corporation a book or record containing the names, alphabetically arranged, of all persons who are shareholders of the corporation, showing their mailing addresses as shall be furnished to the Secretary by such shareholders, the number of shares held by them respectively, and the dates when they respectively became the owners of record thereof. The Secretary shall keep such book or record and the minutes of the proceedings of its shareholders subject to inspection, within the limits prescribed by law, by any person duly authorized to inspect such records. At the request of the person entitled to an inspection thereof, the Secretary shall prepare and make available a current list of the officers and directors of the corporation and their mailing addresses.

     E. The Secretary shall attest to the execution of the instruments on behalf of the corporation by a proper officer thereof, and the Secretary shall affix the corporate seal to such instruments on behalf of the corporation.

     F. The Secretary shall sign all certificates representing shares and affix the corporate seal thereto when the issuance of such shares has been duly authorized by resolution of the Board of Directors.

     G. The Secretary shall attend to all correspondence, and present to the Board of Directors at its meeting all official communications received by the Secretary.

     H. The Secretary shall have general charge of the stock transfer books of the corporation.

     I. The Secretary shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

                                    Treasurer

     A. The Treasurer shall have the care and custody of and be responsible for all of the funds and securities of the corporation, and shall deposit such funds and securities in the name of the corporation in such banks, trust companies or other depositories as shall be designated by the Board of Directors.

     B. Subject to banking resolutions adopted by the Board of Directors, the Treasurer shall make, sign, and endorse in the name of the corporation all checks, drafts, notes, and other orders for the payment of money and receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation.

     C. The Treasurer shall keep at the principal office of the corporation accurate books of account of all of its business and transactions and shall at all reasonable hours exhibit books and accounts to any director upon application at the office of the corporation during business hours.

     D. The Treasurer shall render a report of the condition of the finances of the corporation at each regular meeting of the Board of Directors and at such other times as shall be required of him, and he shall make a full financial report at the annual meeting of the shareholders.

     E. The Treasurer shall further perform all duties incident to the office of the Treasurer of the corporation or that may be assigned to him by the President or by the Board of Directors.

     F. If required by the Board of Directors, the Treasurer shall give such bond for the faithful discharge of the duties provided herein in such sum and with such surety or sureties as the Board of Directors shall determine.

                                 Other Officers

     Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors or by the President. Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors. Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors. The Board may also provide for a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief
Scientific Officer, Chief Clinical Officer and Chief Medical Officer and any other office that the Board may determine appropriate who shall perform such duties as shall be assigned to them by the President or the Board of Directors.

     SECTION 6. Compensation of Officers. The officers shall receive such salary or compensation as say be fixed by the Board of Directors from time to time. No officer shall be prevented from receiving compensation by reason of the fact that he is also a director of the corporation.

     SECTION 7. Duties of Officers May Be Delegated. If any officer of the corporation be absent or unable to act, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being some or all of the functions, duties, powers and responsibilities of any officer to any other agent or employee of the corporation or other responsible person.

                                   ARTICLE V.
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.


     SECTION 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VI.
                                     SHARES

     SECTION 1. Certificates. The shares of the corporation shall be represented by Certificates in a form as shall be determined by the Board of Directors. These certificates shall be signed by the President or a Vice President and a Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a register, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon the certificate ceases to be an officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were an officer at the date of its issue. All certificates shall be numbered consecutively in the order in which they are issued or shall be otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the corporation. Each certificate representing shares of the corporation shall state upon its face: (1) That the corporation is organized under the laws of the State of New Mexico; (2) the name of the person to whom issued; (3) the number of shares represented by the certificate; and (4) the par value of each share represented by the certificate, or a statement that the shares are without par value. All certificates surrendered to the corporation for shall be cancelled and no new certificates shall be until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     SECTION 2. Subscriptions. Subscriptions to shares shall be paid at such times and in such installments as the Board of Directors shall determine. If default shall be made in the payment of any installment as required by such resolution, the Board of Directors may declare the shares and all previous payments therefore forfeited for the use of the corporation, in the manner prescribed by law.

     SECTION 3. Transfer of Shares. The shares of the corporation shall be assignable and transferable only on the books and records of the corporation by the registered owner, or by his duly authorized attorney, upon surrender of the certificate duly and properly endorsed with proper evidence of authority to transfer. The corporation shall issue a new certificate for the shares surrendered to the persons or person entitled thereto. The person in whose name the shares stand on the books of the corporation shall be deemed the owner thereof for all corporate purposes.

     SECTION 4. Returned Certificates. All certificates for shares delivered to the corporation for transfer or reissue shall be marked by the Secretary
"Cancelled" with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The cancelled certificate may be inserted in the certificate book.

     SECTION 5. Lost, Stolen or Destroyed Certificate. In case of the loss or destruction of any certificate for shares of stock of the corporation, upon due proof of the registered owner thereof or his or her representative, by affidavit of such loss or otherwise, the President and Secretary may issue a duplicate certificate (plainly marked "duplicate") in its place, upon the corporation being fully indemnified therefor.

                                  ARTICLE VII.
                                    DIVIDENDS

     The Board of Directors at any regular or special meeting may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon such terms and conditions provided by law and its Articles of Incorporation. Dividends may be paid in cash, property, or shares of the corporation.

                                  ARTICLE VIII.
                                      SEAL

     The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, and the words "Corporate Seal" or "Seal". No instrument shall lack validity because of not having the corporate seal affixed.

                                   ARTICLE IX.
                                 INDEMNIFICATION

     The corporation shall indemnify, to the fullest extent allowed by law, any and all persons who may serve or who have served at any time as directors or officers, or who, at the request of this corporation, may serve or at any time have served as director or officer of another corporation in which this corporation owns shares of the capital stock or of which this corporation is or may be a creditor, and their respective heirs and personal representatives against any and all reasonable costs and expenses which may be imposed upon or incurred in connection with or resulting from claim, action, suit or proceeding in which such person may be involved by reason of being or having been a director or officer of this corporation, or of such other corporation. This indemnification shall be effective whether or not such person continues to be a director or officer of this corporation, or of such other corporation, at the time such costs and expenses are imposed or incurred. As used herein, the term "costs and expenses" shall include, but shall not be limited to, counsel fees and amount of judgments against and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by any such director or officer, other than amounts paid to the corporation itself; provided, however, that no such director or officer shall be indemnified in any action, suit or proceeding in which he or she shall be adjudged liable for his or her own negligence or misconduct in the performance of his or her duty to the corporation. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which such director or officer may otherwise be entitled. In addition, the corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him or her and incurred in any such capacity, or arising out of the status as officer or director of the corporation.

                                   ARTICLE X.
                             CONTRACTS WITH INSIDERS

     A director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation either as a vendor, purchaser, or otherwise; nor shall any transaction or contract of the corporation be void or voidable by reason of the fact that any director or officer or any firm of which any director or officer is a member, or any corporation of which any director or officer is a shareholder, officer or director, is in any way interested in such transaction or contract, provided that such transaction or contract is entered into in good faith and is or shall be authorized, ratified, or approved either (1) by a vote of a majority of a quorum of the Board of Directors, or (2) by the written consent or by the vote at any shareholders' meeting of the holders of record of a majority of all of the outstanding shares of the corporation entitled to vote; nor shall any director or officer be liable to account to the corporation for any profits realized by or from or through any such transaction or contract authorized, ratified or approved as herein provided by reason of the fact that he, or any firm of which he is a member or any corporation of which he is a stockholder, officer or director, was interested in such transaction or contract. Nothing herein contained shall create liability in the event above described or prevent the authorization or approval of such contracts in any other manner permitted by law.

                                   ARTICLE XI.
                                   FISCAL YEAR

     The Board of Directors shall have the power to fix and, from time to time, change the fiscal year of the corporation.

                                  ARTICLE XII.
                                   AMENDMENTS

     These Bylaws may be altered, amended, repealed, or new Bylaws may be adopted, by a majority of the entire Board of Directors at a regular or special meeting of the board. However, any Bylaws adopted by the Board of Directors may be altered, amended, or repealed, or new Bylaws may be adopted, by a majority of the shareholders at a regular or special meeting of the shareholders.

     I hereby certify that the above and foregoing Bylaws are the Bylaws of this corporation, adopted and approved on the 13th day of August, 2003.



                                                              SECRETARY